Exhibit 99.1


                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT  06905
                                                    203.614.5600
                                                    www.czn.com
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FOR IMMEDIATE RELEASE

Contact
David Whitehouse
Senior Vice President & Treasurer
203.614.5708


              Citizens Communications Consolidates Billing Systems; Achieves Major Triple-Play Milestone - 100,000 DISH Network Customers

Stamford, Conn., April 17, 2008 -- Citizens Communications Company (NYSE:CZN) announced today that it successfully completed the first of two billing system conversions consolidating more than 465,000 customers into the Company's primary billing platform. The primary Citizens billing system now supports approximately 2 million access lines. This significant undertaking enhances the billing and customer care capabilities for 64 markets and included consolidation of plant, inventory and repair functions. Citizens now has just two billing systems and the remaining system conversion covering 400,000 access lines, is scheduled for completion later this year.

Commenting on the conversion, CEO Maggie Wilderotter said, "The benefits of these conversions are very significant. In addition to lowering the cost of operations through business process standardization, there will be a meaningful positive effect on customer service. Our customers will have a new simplified bill format that is greatly improved over the previous version. The bill was designed with customer input, has multiple color capability and enhanced messaging. These information system consolidations also allow our customer care representatives to be even more effective at selling our products and delivering a great customer experience."

The Company also announced the sign up of its 100,000th DISH Network Satellite TV(R) customer. The Company's partnership with DISH Network provides several all-digital television packages ranging from 40 to 250 channels. These video packages are added to telephone and broadband services sold and provided by Citizens. The customer receives a discount for taking all three voice video and data services and Citizens provides the customer service, billing and front line support for these products.

"Reaching our 100,000th DISH customer in just three years is a major milestone for Citizens. We have a solid partnership with DISH Network and our customers who take all three services - the "Triple Play" - have significantly lower churn than all other product offers. " said Ms. Wilderotter.


                                     -More-

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About Citizens Communications
Citizens Communications Company (NYSE: CZN) operates under the brand name of Frontier and offers telephone, television and Internet services in 24 states. More information is available at www.czn.com and www.frontieronline.com

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and high-speed internet subscribers; competition from cable, wireless and other wireline carriers; greater than anticipated competition; general and local economic, business, industry and employment conditions on our revenues; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced and data services; ongoing changes in the regulation of the communications industry; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; bankruptcies in the telecommunications industry, which could result in potential bad debts; increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; and our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in the future) and our liquidity. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.



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